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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                 MARCH 30, 2000

                             CHAPMAN HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)

          Maryland              0-23587             52-2069777
          --------              -------             ----------
      (State or other           (Commission         (IRS Employer
      jurisdiction of           File Number)        Identification No.)
      incorporation)

401 East Pratt Street, 28Th Floor, Baltimore, Maryland                21202
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    (Address of principal executive office)                        (Zip Code)

       Registrant's telephone number, including area code, (410) 625-9656
                                                           --------------

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ITEM 5.  OTHER EVENTS.

PRESS RELEASE
Media Contact: Demetris Brown, Chief Financial Officer
Chapman Holdings, Inc.
800-752-1013
www.chapmancompany.com

Chapman Holdings, Inc. Reports Accounting Change

Maryland, March 29, 2000 - Chapman Holdings, Inc. (NASDAQ:CMAN), a full service brokerage and investment banking firm headquartered in Baltimore Maryland, today announced that it has adopted the accounting practice of treating the ownership of its shares by its broker dealer subsidiary as treasury stock. Previously the Company treated its shares as trading securities and accounted for any unrealized gains and losses in its income statement. The adopted treatment as treasury stock accounts only for realized gains and losses in the equity section of the balance sheet.

The effect of the accounting change for the year ended December 31, 1999, is a net loss of $442,000 compared to income of $364,000 previously reported. The effect of the accounting change as restated for 1998 was a net loss of $872,000 compared to a net loss of $1,131,000 prior to the restatement.

The change in accounting had no effect on the company's reported operating revenues from commissions, and underwriting and management fees, or cash flows for 1998 and 1999.

Company Information

Chapman Holdings, Inc. (NASDAQ:CMAN), parent company of The Chapman Co., a full service investment banking and brokerage firm and the first publicly traded African-American controlled investment banking and brokerage firm. Founded in 1986, the Company provides public finance, brokerage & trading, and investment banking services to institutional and retail clients.

The Baltimore, Maryland based company has satellite offices in Alabama, California, Colorado, Illinois, Pennsylvania, Tennessee and Texas.

For information, contact:
Demetris B. Brown, Chief Financial Officer
Investor Relations
(800) 752-1013x1866

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Michele Christian, Corporate Marketing and Communications
(800) 752-1013 x1935

This release may contain forward-looking statements. For a discussion of risks and uncertainties, please refer to the company periodic reports filed with the Securities and Exchange Commission.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                          CHAPMAN HOLDINGS, INC.

Date:  March 30, 2000                            By:  /S/ NATHAN A. CHAPMAN, JR.
                                                      --------------------------
                                                          Nathan A. Chapman, Jr.
                                                      President